Exhibit 11a-c



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Legg Mason Global Trust, Inc.:

         We consent to the incorporation by reference in Post-Effective Amendment No. 12 to the Registration Statement of Legg Mason Global Trust, Inc. (the "Corporation") on Form N-1A (File No. 33-56672) of our report dated February 5, 1997 on our audits of the financial statements and financial highlights of the Legg Mason Global Government Trust, Legg Mason International Equity Trust and Legg Mason Emerging Markets Trust for the period ended December 31, 1996, which report is included in the Corporation's Annual Report to Shareholders for the period ended December 31, 1996, which are incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "The Corporation's Independent Accountants" in the Statement of Additional Information.




                                                    /s/ COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
April 30, 1997